Amendment No. 2 To

Amended and Restated Limited Liability Company Agreement Of

TCW Direct Lending VIII LLC

This Amendment No. 2 to Amended and Restated Limited Liability Company Agreement (as amended, restated, supplemented and otherwise modified from time to time, this “Amendment”) of TCW Direct Lending VIII LLC, a Delaware limited liability company (the “Company”) is made and entered into as of January 6, 2023.

RECITALS

WHEREAS, the Company is currently governed by that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 21, 2022 (“Agreement”);

WHEREAS, the Board (as defined in the Agreement) adopted Amendment No. 1 to the Agreement effective as of May 24, 2022;

WHEREAS, the Board has adopted (subject to Unitholder approval) and a majority in interest of the Unitholders has approved this Amendment No. 2 for purposes of amending the definition of “Closing Period” to be the eighteen-month period following the initial closing; and

WHEREAS, the undersigned desires to amend the Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, hereby agrees and hereby amends the Agreement as follows:

1.
Amendments.

The definition of “Closing Period” contained in Appendix I of the Agreement is hereby amended in its entirety to read as follows:

Closing Period	Eighteen-month period following the Initial Closing Date.

2.
Agreement in Effect.

Except as hereby amended, the Agreement shall remain in full force and effect.

3.
Applicable Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

4.
Severability.

Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

5.
Counterparts.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.
Binding Effect.

This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

* * * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of TCW Direct Lending VIII LLC as of the day, month and year first above written.

The Company:

TCW DIRECT LENDING VIII LLC,

under power of attorney provided in Section 13.8.1

of the Agreement

By: /s/ Andrew Kim

Name: Andrew Kim

Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to the Amended and Restated
Limited Liability Company Agreement of TCW Direct Lending VIII LLC]